                                                                   EXHIBIT 10.37

                          LEASE TERMINATION AGREEMENT

         THIS LEASE TERMINATION AGREEMENT ("Agreement"), is made on February 12, 1997 between ABR SPECTRUM, LTD. ("Landlord"), whose address is 900 Winderley Place, Suite 100, Maitland, Florida and PHOENIX INTERNATIONAL, LTD. INC. ("Tenant"), whose address is 900 Winderley Place, Suite 140, Maitland, Florida.

                                    RECITALS

         This Agreement is based upon the following recitals:

A. Landlord and Tenant entered into a certain Standard Commercial Lease ("Lease"), dated December 8, 1993, covering the premises known as Suite 140 ("Suite 140") in the 900 Winderley Place Building ("Building").

B. The Lease has been amended by: (1) a Modification and Ratification of Lease Addendum II dated January 24, 1994 ("Modification I") to extend the term of the Lease through January 31, 1998, (2) a Modification and Ratification of Lease dated July 25, 1996 ("Modification II") to lease Suite 145 of the Building on a month-to-month basis, and (3) a Second Modification and Ratification of Lease dated September 23, 1996 ("Modification III") to provide a termination date of March 15, 1997 for Suite 145 (collectively, the Lease, Modification I, Modification II, and Modification III are referred to herein as "Lease Agreement," and collectively, Suite 140 and Suite 145 are referred to herein as "Leased Premises").

C. Tenant has also, with Landlord's consent, subleased Suite 120 of the Building ("Suite 120") from CCS Technology Group, Inc. pursuant to that certain Sublease Agreement dated September 28, 1995, which sublease has expired so that the premises are currently held by Tenant under a month-to-month tenancy. Tenant has also, with Landlord's consent, subleased Suite 116 of the Building ("Suite 116") from Davis Financial Services pursuant to that certain Sublease Agreement dated April 3, 1995, which sublease shall expire on March 31, 1997, (collectively, Suite 120 and Suite 116 are referred to herein as the "Subleased Premises").

D. Landlord intends to enter into a new lease for portions of the Leased Premises and Suite 116 with Paysys International, Inc.

E. Landlord and Tenant desire to terminate the Lease Agreement pursuant to Section 9.03(1) of the Lease Agreement on the terms and conditions stated in this Agreement.

                                   AGREEMENT

         NOW THEREFORE, for sufficient consideration received and acknowledged by each party, Landlord and Tenant agree to terminate the Lease Agreement as follows:

         1.      RECITALS.  The Recitals are fully incorporated by reference.

         2. TERMINATION DATE. The Lease Agreement shall terminate at midnight on March 31, 1997 ("Termination Date").

         3. CONTINUING OBLIGATIONS. Landlord's consent to terminate the Lease Agreement shall not relieve Tenant of any monetary or non-monetary obligations arising under the Lease Agreement prior to the Termination Date with the understanding that the only monetary sums due to Landlord are the rental for the month of March 1997, plus after hours HVAC charges, if any. Except as may be modified below, from the date of this Agreement through the Termination Date, Tenant shall continue to make those payments due to Landlord under the Lease Agreement. Tenant shall also continue to make the payments due to CCS Technology Group, Inc. and to Davis Financial Services for the Subleased Premises.

         4. RENTS AND OTHER CHARGES DUE LANDLORD. Tenant shall pay Landlord under the Lease Agreement the following amounts:

                 (A) Except for certain HVAC charges set forth in Subsection 4(B) below, Tenant agrees that the following itemized amounts represent the "Total Monies Due" to Landlord by Tenant under the Lease Agreement through the Termination Date:

                          (a)     Base Rental Suite 140             $12,530.42
                          (b)     Sales Tax Suite 140               $   751.83
                          (c)     Base Rental Suite 145             $   910.67
                          (d)     Sales Tax Suite 145               $    54.64
                          (e)     Other Additional Rent             $     0

                          TOTAL MONIES DUE                          $14,247.56

The Total Monies Due shall be paid within 10 days after the Date of Landlord's invoice.

                 (B) Additional HVAC charges shall be invoiced after the Termination Date and Tenant shall remit payment within ten (10) days after the Date of Landlord's invoice.

         5. VACATING PREMISES. Tenant agrees to fully and finally vacate and surrender the Leased Premises to Landlord on the Termination Date broom clean and in good repair and tenantable condition, ordinary wear and tear excepted. After the Termination Date, Tenant grants Landlord the unconditional right to enter and repossess the Leased Premises, without notice to Tenant.

         6. HOLDOVER STATUS. Regardless of any contrary provision in the Lease Agreement, if Tenant has not vacated the Leased Premises by the Termination Date, Tenant shall become a Tenant at sufferance, on a daily basis, and shall be liable to Landlord for 150% of the base rental rate due under the Lease Agreement plus all other rents and charges due, calculated on a daily basis.

         7. TRANSFER OF INTEREST. Each party represents that it has not assigned, subleased, transferred, conveyed, or otherwise disposed of (A) the Lease Agreement or any interest in the Lease Agreement, or (B) any claim, demand, obligation, liability, action, or cause of action arising from the Lease Agreement.

         8. RELEASE. (A) Landlord and Tenant shall be unconditionally and mutually released from any and all further obligations under the Lease Agreement as of the Termination Date, provided, however, that as to Tenant said release shall become effective only after all payment of the amounts set forth in Section 4(A). Tenant shall also be unconditionally and mutually released from all further obligations owed to Landlord with regard to the Subleased Premises from and after the Termination Date.

                 (B)      Provided Tenant has paid all amounts set forth in
Section 4(A) and further provided that Tenant has fully vacated the Leased Premises and the Subleased Premises as of the Termination Date, this Agreement shall fully and finally settle all demands, charges, claims, accounts, and causes of action of any nature, including, without limitation, both known and unknown claims and causes of action arising out of or in connection with the Lease Agreement or the Subleased Premises, except for any amounts due under
Section 4(B) of this Agreement, and any amounts due to CCS Technology Group, Inc. and to Davis Financial Services for the Subleased Premises up to the Termination Date.

         9. CONFLICTING PROVISIONS. To the extent this Agreement conflicts with the Lease Agreement, then the provisions of this Agreement shall govern.

         10. PERSONS BOUND. This Agreement shall bind and benefit Landlord and Tenant, and their representatives, successors, and assigns and heirs.

         13. AUTHORITY. The signatories hereto represent and warrant that each has the authority to execute, deliver and perform this Agreement on behalf of the party for whom such signatory is executing this Agreement.

         AFFIRMING THE ABOVE, the parties have executed this LEASE TERMINATION AGREEMENT as of the date first stated.


                                            LANDLORD:

                                            ABR SPECTRUM, LTD.


  /s/ Sandra Bakke                          By:  /s/
---------------------------------               -----------------------------
Witness                                     Its:  General Partner
                                                -----------------------------

  /s/
---------------------------------
Witness                                     (SEAL)


                                            TENANT:

                                            PHOENIX INTERNATIONAL LTD., INC


 /s/  Clay Scarborough                      By:   /s/ Bahram Yusefzadeh
---------------------------------               -----------------------------
Witness                                     Its:  Chairman & CEO
                                                -----------------------------


 /s/  Janet Smith
---------------------------------
Witness                                     (SEAL)

                                   [DIAGRAM]

                                FIRST FLOOR PLAN

                          THE SPECTRUM OFFICE BUILDING

                                    VANTAGE
                                   COMPANIES